EXHIBIT 10.22

        The Cheesecake Factory Incorporated has entered into an indemnification agreement with each of its directors and officers substantially and materially in the form as follows:

INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the ____ day of ________, ____, by and between THE CHEESECAKE FACTORY INCORPORATED, a Delaware corporation (the “Corporation”), and________________, an individual (“Officer”), with reference to the following:

RECITALS

        A. Officer is ____________________________________________ of The Cheesecake Factory Incorporated, a Delaware corporation serving in such position at the request of the Corporation.

        B. The Certificate of Incorporation of the Corporation, filed with the Delaware Secretary of State on February 13, 1992, (the “Certificate”), provides that the Corporation shall indemnify all directors and officers of the Corporation to the fullest extent permitted by the State Statutes (as hereinafter defined) and that a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

        C. The Board of Directors of the Corporation has adopted Bylaws (the “Bylaws”) providing for the indemnification of the officers and directors of the Corporation pursuant to Section 145 of the Delaware Corporation Law, as amended to date (the “State Statue(s)”).

        D. Such Bylaws and State Statutes specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and members of its Board of Directors with respect to indemnification of such officers and directors.

        E. The Board of Directors, by unanimous written consent dated September 17, 1992, has resolved that it is in the best interests of the Corporation to obtain Directors and Officers Liability Insurance (“D & O Insurance”) in amounts determined by the Chief Executive Officer of the Corporation and with limits customary for the size and nature of the Corporation.

        F. In order to induce Officer to continue to serve as ____________________________________________ of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Officer.

AGREEMENT

        NOW, THEREFORE, in consideration of the Officer’s continued service as an officer of the Corporation after the date hereof, the parties hereto agree as follows:

1

        1. Indemnity. The Corporation hereby agrees to hold harmless and indemnify Officer to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand to the Corporation, against any and all costs, charges, Expenses (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) actually and reasonably incurred by Officer in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by the Corporation or by any other party, that the Officer in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other (“Claim”) (including an action by or in the right of the Corporation) to which Officer is, was or at any time becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, by reason of the fact that Officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or relating to anything done or not done by the Officer in any such capacity (“Indemnifiable Event”). If so requested by the Officer, the Corporation shall advance (within two business days of such request) any and all Expenses (“Expense Advance”). “Expenses” shall mean attorneys’ fees and other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including an appeal), or preparing to defend, be a witness in or participate in any Claim.

        2. Limitations on Additional Indemnity. Notwithstanding the foregoing, no indemnity pursuant to Section 1 hereof shall be paid by the Corporation:

                (a)     in respect to remuneration paid to Officer if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; and

                (b)     on account of Officer’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

        3. Liability Insurance. The Corporation shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance and Officer shall be covered by such policy or policies, in accordance with its or their terms, in amounts determined by the Chief Executive Officer of the Corporation and with limits customary for the size and nature of the Corporation.

        4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Officer is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Officer shall be subject to any Claim resulting from an Indemnifiable Event, and such agreements and obligations shall inure to the benefit of the heirs, executors and administrators of Officer.

        5. Notification and Defense of Claim. Within a reasonable time after receipt by Officer of notice of the commencement of any action, suit or proceeding, Officer will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof, but the omission so to notify the Corporation will not relieve it from any liability which it may have to Officer otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Officer notifies the Corporation of the commencement thereof:

                (a)     the Corporation will be entitled to participate therein at its own expense; and

2

                (b)     except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Officer. After notice from the Corporation to Officer of its election so to assume the defense thereof, the Corporation will not be liable to Officer under this Agreement for any legal or other expenses subsequently incurred by Officer in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Officer shall have the right to employ its counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Officer unless: (i) the employment of counsel by Officer has been authorized by the Corporation; (ii) Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and Officer in the conduct of the defense of such action; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Officer shall have made the conclusion provided for in (ii) above.

        6. Expenses Payable in Advance. Expenses incurred by Officer in defending any Claim shall be paid by the Corporation in advance of the final disposition of such Claim in accordance with Section 1 hereof, upon receipt of an undertaking by or on behalf of Officer to repay such amount, in accordance with Section 7 hereof, if it shall ultimately be determined that Officer is not entitled to be indemnified by the Corporation.

        7. Repayment of Expenses. Officer agrees that Officer will reimburse the Corporation for all reasonable expenses paid the Corporation in defending any Claim against Officer in the event and only to the extent that it shall be ultimately determined that Officer is not entitled to be indemnified by the Corporation for such expenses under the provisions of the State Statute, Certificate, the Bylaws, this Agreement or otherwise.

        8. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or any affiliate of the Corporation against Officer or Officer’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation or its affiliates shall be extinguished and deemed released unless asserted by timely filing of a legal action within such two-year period; provided, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        9. Additional Rights. The rights of Officer hereunder shall be in addition to any other rights Officer may have under the Corporation’s Certificate and Bylaws, as in effect on the date hereof, and the State Statutes or otherwise. To the extent that a change in Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation’s Certificate, Bylaws or this Agreement, it is the intent of the parties hereto that the Officer shall enjoy by virtue of this Agreement the greater benefits so afforded by such change.

        10. Enforcement.

                (a)     The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on the Corporation hereby in order to induce Officer to continue as a director and/or officer of the Corporation, and acknowledges that Officer is relying upon this Agreement in continuing in such capacity.

                (b)     In the event that Officer is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Officer for all of Officer’s reasonable fees and expenses in bringing and pursuing such action.

        11. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to conflicts of law principles.

        12. Modifications or Waivers. No modification, supplement, or amendment of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless the same is made in writing and duly executed by the parties hereto. No waiver of any covenant, condition, or limitation herein contained shall be valid unless the same is made in writing and duly executed by the party making the waiver.

3

        13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

        14. Rule of Construction. Each party and counsel for each party have reviewed this Agreement. The parties hereto hereby agree that the normal rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting this Agreement.

        15. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions hereof which shall continue in full force and effect.

        16. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous written or oral agreements, representations, and understandings of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

The Corporation:

THE CHEESECAKE FACTORY INCORPORATED,
 a Delaware corporation

By:
      ———————————————————
        DAVID OVERTON
        Chairman of the Board and Chief Executive
        Officer

Officer:

By:
      ———————————————————

      ———————————————————

4